Example Template : 77O



DEUTSCHE GLOBAL SMALL CAP FUND

N-Sar November 1, 2015 - April 30, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Auto Trader plc	05277E104	2/24/2016
	$5.12	$1,200,000,000	$1,105,436	0.09%
	BOFA ML, DB	MERRILL LYNCH
INTERNATIONAL


DEUTSCHE ENHANCED GLOBAL BOND FUND


N-Sar November 1, 2015 - April 30, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Ball Corp	058498AU0	12/2/2015
	$100.0	$1,000,000,000	$15,000	0.00%
	DB,GS,KBCM,ML	GOLDMAN SACHS
PSPC Escrow II Corp	69368QAA1	11/3/2015
	$100.0	$500,000,000	$5,000	0.00%
	CS	CREDIT SUISSE SECURITIES (USA)
Anadarko Petroleum Corp	032511BM8
	3/14/2016		$99.97	$800,000,000
	$19,995	0.00%		BCLY, DB, JPM,
ML	BARCLAYS CAPITAL (TRADING AS B
Anadarko Petroleum Corp	032511BN6
	3/14/2016		$99.69	$1,100,000,000
	$24,923	0.00%		BCLY, DB, JPM,
ML	BANK OF AMERICA NA
Anadarko Petroleum Corp	032511BP1
	3/14/2016		$99.92	$1,100,000,000
	$20,984	0.00%		BCLY, DB, JPM,
ML	MIZUHO SECURITIES USA INC
Anheuser-Busch InBev Finance Inc	035242AN6
	1/13/2016		$99.77
	$11,000,000,000	$74,824	0.00%
	BANCA IMI, BANCO, BAC, BCLY	BANK OF
AMERICA NA
Apple Inc	037833BY5	2/16/2016
	$99.78	$3,250,000,000	$54,879	0.00%
	DB,GS,JPM,MLPFS	GOLDMAN SACHS
ConocoPhillips Co	20826FAR7	3/3/2016
	$98.98	$500,000,000	$14,847	0.00%
	BCLY, CITI, CREDIT AGRICOLE, DB
	HONGKONG AND SHANGHAI BANKING
ConocoPhillips Co	20826FAS5	3/3/2016
	$99.95	$1,250,000,000	$24,988	0.00%
	BCLY, CITI, CREDIT AGRICOLE, DB
	JPMORGAN SECURITIES INC
FedEx Corp	31428XBG0	3/21/2016
	$99.56	$1,250,000,000	$34,846	0.00%
	BNP, CITI, DB, JPM, ML	GOLDMAN SACHS
General Motors Co	37045VAK6	2/18/2016
	$99.92	$1,250,000,000	$29,976	0.00%
	CITI, DB, GS,ML, MS	GOLDMAN SACHS
Sumitomo Mitsui Financial Group Inc	86562MAC4
	3/2/2016		$100.0	$1,500,000,000
	$80,000	0.01%		BAC, BCLY, CITI,
DB, GS	GOLDMAN SACHS
BPLN 3.119 05/04/26	05565QDB1	4/28/2016
	$100.0	$1,250,000,000	$25,000
	CITI, DB, HSBC, JPM, MITSUB, MIZUHO
	JPMORGAN SECURITIES INC
SUNAU 2.1 05/03/19 Corp	8672EMAE4
	4/26/2016		$99.92	$500,000,000
	$29,976			CITI, DB, RBC,
UBS	RBC CAPITAL MARKETS